  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 1997

                                                 REGISTRATION NO. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                -------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                -------------------------------------------------

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
               (Exact name of issuer as specified in its charter)

    OHIO                                                       34-1803229
--------------------------------------------------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                        2307 East Aurora Road, Suite One
                             Twinsburg, Ohio 44087
                    (Address of Principal Executive Offices)

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------
                            (Full title of the Plan)

                                WAYNE R. HELLMAN
                      Advanced Lighting Technologies, Inc.
                        2307 East Aurora Road, Suite One
                             Twinsburg, Ohio 44087
                                 (216) 963-6680
                      (Name, Address and Telephone Number,
                   including Area Code, of Agent for Service)

               -------------------------------------------------
                        Copy to: GERALD W. COWDEN, ESQ.
                           Cowden, Humphrey & Sarlson
                              1414 Terminal Tower
                             Cleveland, Ohio 44113
                                 (216) 241-2880

               -------------------------------------------------

                                         CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                         PROPOSED              PROPOSED
                                     AMOUNT              MAXIMUM               MAXIMUM              AMOUNT OF
      TITLE OF SECURITIES             TO BE           OFFERING PRICE          AGGREGATE           REGISTRATION
       TO BE REGISTERED          REGISTERED (1)       PER SHARE (2)       OFFERING PRICE (2)           FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value        100,000              $23.25             $2,325,000.00           $704.54
=================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration as provided by the Plan.

(2) Maximum offering price is not determinable, since the price per share will vary from time to time depending on the market value of the Common Stock. Maximum offering price has been calculated in accordance with Rule 457(h) and Rule 457(c), based upon the averages of the reported high and low sales prices of the Common Stock quoted on the NASDAQ Stock Market on February 14, 1997, of $23.25 per share.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Advanced Lighting Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated into this Registration Statement and made a part hereof:

         1. The Company's Annual Report on Form 10-K for the year ended June 30, 1996, filed September 30, 1996.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, filed November 14, 1996.

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996, filed February 14, 1997.

         4 The description of the Company's Common Stock set forth on page 46 of the Company's Prospectus dated December 11, 1995, filed with the Commission under Rule 424(b) of the Securities Act of 1933, as amended, which constituted a part of the Company's Registration Statement on Form S-1 (Registration Statement No. 33-97902), and which was incorporated by reference in the Company's Registration Statement on Form 8-A as filed with the Commission under the Securities Exchange Act of 1934, as amended.

         All documents filed by the Company with the Commission subsequent to the date of this Registration Statement under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all Common Stock offered have been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement from the date of filing of such documents with the Commission.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Stock issuable by the Company under the Company's Employee Stock Purchase Plan will be passed upon for the Company by Cowden, Humphrey & Sarlson, 1414 Terminal Tower, Cleveland, Ohio 44113.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 1701.59 of the Ohio Revised Code, which eliminates the personal liability in damages of a director for violations of the director's fiduciary duty, except if it is proved by clear and convincing evidence that his action or failure to act involved acts or omissions undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This statute does not affect the liability of directors pursuant to Section 1701.95 of the Ohio Revised Code (providing for liability of directors for unlawful payment of dividends or unlawful distribution of assets).

         Reference is made to Section 1701.13 of the Ohio Revised Code, which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the name of the corporation (a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's articles of incorporation, code of regulations, disinterested director vote, shareholder vote, agreement or otherwise.

         Reference is made to Article Seven of the Code of Regulations of the Company which provides for the indemnification of directors and officers to the fullest extent permitted by Ohio law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibit numbers on the following list correspond to the numbers in the exhibit table required pursuant to Item 601 of Regulation S-K:

         Exhibit No.       Description
         -----------       -----------

         4.1               Second Amended and Restated Articles of Incorporation
                           [as amended to February 12, 1997]; Second Amendment
                           to Second Amended and Restated Articles of
                           Incorporation; Incorporated by reference to the
                           Company's Quarterly Report on Form 10-Q for the
                           quarter ended December 31, 1996, Commission File
                           Number 0-27202, filed February 14, 1997.
         4.2               Code of Regulations. Incorporated by reference to the
                           Company's Registration Statement on Form S-1,
                           Registration No. 33-97902, effective December 11,
                           1995.
         5                 Opinion of Cowden, Humphrey & Sarlson
         23.1              Consent of Cowden, Humphrey & Sarlson (contained in
                           Exhibit 5)
         23.2              Consent of Ernst & Young LLP
         24                Power of Attorney
         99                Advanced Lighting Technologies, Inc. Employee Stock
                           Purchase Plan.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. UNDERTAKING REGARDING DOCUMENTS SUBSEQUENTLY FILED UNDER THE EXCHANGE ACT.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       UNDERTAKING REGARDING INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Twinsburg, State of Ohio, on February 21, 1997.

                                        ADVANCED LIGHTING TECHNOLOGIES, INC.

                                        By:      /s/ LOUIS S. FISI
                                                 Louis S. Fisi
                                                 Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                          TITLE                                  DATE

/s/ WAYNE R. HELLMAN                        Chief Executive Officer,            February 21, 1997
Wayne R. Hellman                            Chairman and Director


/s/ LOUIS S. FISI                           Executive Vice President,           February 21, 1997
Louis S. Fisi                               Secretary and Director

/s/ NICHOLAS R. SUCIC                       Chief Financial Officer,            February 21, 1997
Nicholas R. Sucic                           Treasurer

/s/ THEODORE A. FILSON                      Director                            February 21, 1997
Theodore A. Filson

/s/ FRANCIS H. BEAM                         Director                            February 21, 1997
Francis H. Beam

/s/ SUSUMU HARADA                           Director                            February 21, 1997
Susumu Harada

/s/ A GORDON TUNSTALL                       Director                            February 21, 1997
A Gordon Tunstall

         *The undersigned, by signing his name hereto, does hereby execute this Registration Statement on behalf of the above-indicated officers and directors of Advanced Lighting Technologies, Inc. pursuant to Powers of Attorney executed by each such officer and director appointing the undersigned as attorney-in-fact and filed with the Securities and Exchange Commission.


                                               By:      /s/ LOUIS S. FISI
                                                        Louis S. Fisi
                                                        Attorney-in-Fact

                                               Date:    February 21, 1997

         Exhibit No.       Description                                                    Page
         -----------       -----------                                                    ----

         4.1               Second Amended and Restated Articles of Incorporation
                           [as amended on February 12, 1997]; Second Amendment
                           to Second Amended and Restated Articles of
                           Incorporation; Incorporated by reference to the
                           Company's Quarterly Report on Form 10-Q for the
                           quarter ended December 31, 1996, Commission File
                           Number 0-27202, filed February 14, 1997.
         4.2               Code of Regulations. Incorporated by reference to the
                           Company's Registration Statement on Form S-1,
                           Registration No. 33-97902, effective December 11,
                           1995.
         5                 Opinion of Cowden, Humphrey & Sarlson
         23.1              Consent of Cowden, Humphrey & Sarlson (contained in
                           Exhibit 5)
         23.2              Consent of Ernst & Young LLP
         24                Power of Attorney
         99                Advanced Lighting Technologies, Inc. Employee Stock
                           Purchase Plan.